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                                                                   EXHIBIT 10.60

                                PROMISSORY NOTE
                                ---------------

                                                                     Dated as of
                                                               December 19, 1997

Amount: $1,300,000


    FOR VALUE RECEIVED, the undersigned Virtual Mortgage Network, Inc., a Delaware Corporation, ("Maker"), promises to pay to the order of Kay Capital Company, ("Lender"), the principal sum of $1,300,000, together with interest on the unpaid principal balance no later than the earlier of: 1) February 14, 1998 (the "Maturity Date"); or 2) the completion of the Maker's Initial Public Offering ("IPO").

    1. Interest Rate.
       -------------

    The unpaid principal under this Promissory Note shall bear interest at a rate of fifteen percent (15%) per annum simple interest. Upon the Maker's failure to pay amounts due on the Maturity Date, the interest rate on this Note shall increase to twenty percent (20%) per annum.

    2. Computation.
       -----------

    Interest chargeable hereunder shall be calculated from the date hereof, and if increased to 20% pursuant to Section 1, from the Maturity Date, on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest not paid when due shall be added to the unpaid principal balance and shall thereafter bear interest at the same rate as principal. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal.

    3. Payments.
       --------

    Except as otherwise set forth herein, the unpaid principal under this Promissory Note plus all accrued but unpaid interest thereon shall be payable upon the earlier of: 1) the Maturity Date; or 2) the Maker's Initial Public Offering. If the Maker has not repaid the principal amount together with interest on the Maturity Date pursuant to Section 1 above, the Maker then agrees to immediately repay the principal amount plus accrued interest and a Late Fee Penalty of $600,000.
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In addition, the Lender shall be entitled to a $50,000 Commitment Fee, to be paid by the Maker immediately upon execution of this Promissory Note and the Maker will also issue to the Lender, immediately upon execution of this Promissory Note, a warrant to purchase 100,000 shares of the Maker's Common Stock at an exercise price per share equal to 105% of the Maker's IPO price, exercisable for five years from the effective date of the IPO but not exercisable during the first six months immediately following the effective date of the IPO.

4.   Additional Indebtedness.
     -----------------------

The Company shall not obtain more than $500,000 of any additional Indebtedness prior to the IPO without the Lender's approval.

5.   Intercreditor Agreement.
     -----------------------

The Lender shall be made a party to the Intercreditor Agreement on an equal basis with the existing bridge debt lenders with the exception that the existing bridge debt lenders have already agreed in writing that in the event of a default and/or bankruptcy proceeding on behalf of the Maker, the Lender shall be entitled to a majority of the representatives on any Creditors Committee, and/or comparable entity, formed to represent the lenders' interests, including Chairman of the Creditors' Committee.

6.   Security Interest.
     -----------------

Within ten (10) days of the execution of this Promissory Note, the Maker will provide the Lender with an executed security agreement having the same terms and conditions as the security agreement previously provided to the existing bridge debt lenders. Failure to provide such security agreement within ten (10) days of the execution of this Promissory Note shall constitute a default event under the terms of this Promissory Note as defined in Section 11 below.

7.   Binding Effect.
     --------------

The execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement is a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.


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8.   Voluntary Prepayment.
     --------------------

The Maker may, at any time, prepay the unpaid principal amount evidenced by this Promissory Note, in whole or in part, without penalty or premium, prior to the Maturity Date, by paying to the lender in cash or by wire transfer or immediately available federal funds, the amount of such prepayment. If any such prepayment is less than the full repayment, then such prepayment shall be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal.

9.   Lawful Money; Designated Places of Payment.
     ------------------------------------------

All principal and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds, at Lender's designated address not later than 6:00 PM, Pacific time, on the day of payment.

10.  Waivers.
     -------

Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

11.  Default.
     -------

Maker will be in default if any of the following occurs: a) Maker fails to make payments when due; b) Maker breaks any promise made herein to Lender, or Maker fails to perform at the time and strictly in the manner provided in this Note;
c) any representation or statement made or furnished to Lender by Maker is false or misleading in any material respect; d) Maker becomes insolvent, a receiver is appointed for any part of Maker's property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against Maker under any bankruptcy or insolvency laws; and/or e) any creditor tries to take any of Maker's property on or in which Lender has a lien or security interest. It is expressly agreed that, upon the occurrence of an event of default, as defined herein, the unpaid principal balance of this promissory note, together with interest accrued thereon and the Late Fee Penalty, if applicable, shall be due and payable without presentment, demand, protest, or notice of protest, all of which are hereby expressly waived by the Maker.

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     18.  Transferability.
          ---------------

     The Lender has the right to transfer, assign, or otherwise convey, the right to principal and interest under this Promissory Note, as well as the warrants being issued, by simply notifying the Maker of such transfer, assignment, or conveyance. The Lender will provide the Maker with the identity and address of the new owner and its interest in the Promissory Note (and/or warrants) for the purpose of the Maker fulfilling its obligations to the new owner of the Promissory Note (and/or warrants).


     Made and Executed at Newport Beach, California

     Virtual Mortgage Network, Inc.
     (A Delaware Corporation)

     By: /s/ MICHAEL A. BARRON
         --------------------------

     Name: Michael A. Barron
           ------------------------

     Title: CEO
            -----------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.